SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

            At the Annual Meeting of Stockholders of Waste Management, Inc. (the “Company”) held on May 13, 2025, a total of 344,396,906 shares of the Company’s common stock, out of a total of 402,332,424 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The items voted on by the Company’s stockholders and final vote results are set forth below. Each of the director nominees listed under item 1 were elected, and the Company’s stockholders approved the proposals in each of items 2 and 3.

1.	Election to the Company’s Board of Directors of the following nine director nominees:

				Broker
Name	For	Against	Abstentions	Non-Votes
Thomas L. Bené	297,490,836	1,947,840	350,602	44,607,628
Bruce E. Chinn	296,975,150	2,463,412	350,716	44,607,628
James C. Fish, Jr.	297,058,409	2,358,310	372,559	44,607,628
Andrés R. Gluski	292,214,851	7,230,277	344,150	44,607,628
Victoria M. Holt	284,871,507	14,606,583	311,188	44,607,628
Kathleen M. Mazzarella	291,807,152	7,641,944	340,182	44,607,628
Sean E. Menke	293,771,726	5,676,918	340,634	44,607,628
William B. Plummer	293,738,280	5,712,317	338,681	44,607,628
Maryrose T. Sylvester	293,223,580	6,071,479	494,219	44,607,628

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstentions
321,370,355	22,381,502	645,049

3.	Approval, on an advisory basis, of the Company’s executive compensation as described in the Company’s 2025 proxy statement:

For	Against	Abstentions	Broker Non-Votes
281,636,584	16,761,318	1,391,376	44,607,628

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: May 14, 2025	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President and Chief Legal Officer